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                                                                    EXHIBIT 10.1


                             SHAREHOLDER AGREEMENT
                             ---------------------

     THIS SHAREHOLDER AGREEMENT (the "Agreement") is made and entered into as of February 27, 2001 by and between Sonic Solutions, a California corporation ("Sonic"), Daikin Industries, Ltd., a corporation organized under the laws of Japan ("Daikin").

     A. Concurrently with the execution of this Agreement, Sonic and Daikin are consummating the transactions contemplated by that certain Asset Purchase Agreement, dated as of February 27, 2001 (the "Asset Purchase Agreement"), under which Daikin is selling to Sonic certain assets related to the "DVD Business" (as defined in the Asset Purchase Agreement) of Daikin and Sonic is issuing to Daikin shares of the common stock, no par value, and shares of the Series D Preferred Stock, no par value, of Sonic.

     B. As an inducement and condition to entering into, and consummating the transactions contemplated by, the Asset Purchase Agreement, Sonic and Daikin have agreed as set forth in this Agreement.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

     1. Certain Definitions. For purposes of this Agreement, these terms have these meanings:

          (a) "Affiliate" means a person which is an affiliate of Daikin as specified in Rule 1-02(b) of Regulation S-X under the Securities Act and which Beneficially Owns any Voting Securities.

          (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined under Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include all securities Beneficially Owned by all Affiliates of that Person.

          (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (d) "Existing Shares" means all issued and outstanding shares of Sonic common stock owned of record or Beneficially Owned by Daikin as of the record date for determining the Persons entitled to receive notice of, and to vote at, a meeting of the shareholders of Daikin called for any purpose.

          (e)  "Person" means any individual or entity.

          (f)  "Securities Act" means the Securities Act of 1933, as amended.

          (g) "Voting Power" means the number of votes that the Voting Securities are entitled to cast in an election of directors of Sonic.

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          (h)  "Voting Securities" means the capital stock and any other securities issued by Sonic having the power to vote in the election of directors of Sonic, other than securities having such power only upon the happening of a contingency.

     2. Representations and Warranties of Daikin. Daikin represents and warrants to Sonic that, as of the date of this Agreement:

          (a) Immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Closing"), Daikin will Beneficially Own 1,095,000 Existing Shares. The Existing Shares constitute all the shares of Sonic common stock Beneficially Owned by Daikin. Daikin does not Beneficially Own any options or other rights to purchase any other shares of Sonic common stock.

          (b) All the Existing Shares are held by Daikin, free and clear of any voting trusts or other agreements with respect to the exercise of the Voting Power, except for those imposed by this Agreement.

          (c) The representations and warranties set forth in this Section 2 shall survive the Closing.

     3. Restrictions on Transfer. Notwithstanding that the Existing Shares may be registered for resale with the Securities and Exchange Commission, Daikin agrees that it will not Transfer, in any calendar month, a number of Existing Shares, through NASDAQ or such other stock exchange as Sonic's common stock may be listed, which exceed 15% (fifteen percent) of the aggregate of the trading volume of the common stock as reported by NASDAQ for the complete calendar month preceding the day of any intended Transfer.

     4. Disclosure. Daikin hereby agrees to permit Sonic to publish and disclose in the registration statement contemplated by the Asset Purchase Agreement, and in any other disclosure document such information as may be required under applicable law in connection with Daikin's identity and ownership of Sonic common stock and the arrangements and understandings under this Agreement.

     5. Voting of Sonic Common Stock. Daikin hereby irrevocably and unconditionally agrees that, during the period commencing with the date hereof and continuing until the termination of this Agreement, Daikin shall, and shall cause its affiliates, at the written request of Sonic, as specifically expressed in a resolution of its board of directors to use:

          (a) use reasonable commercial efforts appear (in person or by proxy) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Sonic common stock, however called, or otherwise cause the Voting Securities Beneficially Owned by them to be counted as present thereat for purposes of establishing and maintaining a quorum.

          (b) to, vote or provide a written consent or proxy with respect to the Voting Securities Beneficially Owned by them in the manner directed by Sonic at any such meeting or

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pursuant to such written consent in connection with any of the following matters which may be considered at such meeting:

               (i) fixing the number of and electing the Board of Directors of Sonic;

               (ii) appointing or ratifying the appointment of the independent auditors of Sonic and authorizing the Board of Directors of Sonic to negotiate and fix the consideration to be paid to the Auditors;

               (iii) approving of any share compensation plan (including stock option plans, stock purchase plans or other share-based compensation plans) of general application to the directors, officers or employees of Sonic and its subsidiaries (and for greater certainty, not with respect to the compensation or a share compensation plan with respect to any particular officer or director);

               (iv) approval of any third-party arrangement to provide debt or equity financing to Sonic.

           (c) not to deposit any Voting Securities Beneficially Owned by them in a voting trust or subject any Voting Securities Beneficially Owned by them to any arrangements or agreements with respect to the voting of such Voting Securities.

     6. Equitable Remedies. Sonic and Daikin acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached. Accordingly, they agree that the non-breaching or potentially breaching party shall be entitled to an injunction, specific performance or other equitable relief, without the need to post bond, to prevent or cure any breaches of this Agreement and to enforce specifically the provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which that party may be entitled at law or in equity.

     7. Termination. This Agreement shall terminate at such time as Daikin Beneficially Owns less than 2% of the Voting Power.

     8.  Miscellaneous.

           (a) This Agreement may be amended, modified or supplemented only by written agreement of Sonic and Daikin.

           (b) Any failure of Daikin, on one hand, or Sonic, on the other hand, to comply with any provision of this Agreement may be waived by Sonic or Daikin, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with that provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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           (c)  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, by recognized expedited delivery service, or by facsimile (with confirmation copies of any facsimile notice to be provided by at least one other method of delivery permitted hereunder), or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

                  (1)  if to Daikin, to:

                          Daikin Industries, Ltd.
                          Tokyo Opera City Building
                          20-2, 3-Chome, Nishi-Shinjuku
                          Shinjuku-ku, Tokyo 163-14
                          Japan
                          Attn: General Manager, Electronics Division

                  with a copy (which shall not constitute notice) to:

                          McCarthy Tetrault
                          P.O Box 10424
                          Pacific Centre, Suite 1300
                          777 Dunsmuir Street
                          Vancouver, B.C.
                          Canada V7Y 1K2
                          Attn: Tim McCafferty

                          Cooley Godward LLP
                          3000 El Camino Real
                          Palo Alto, CA 94306
                          Attn: Thomas M. Shoesmith

                  (2)  if to Sonic, to

                          Sonic Solutions
                          101 Rowland Way
                          Novato, California 94945
                          Attn: Chief Financial Officer

                  with a copy (which shall not constitute notice) to:

                          Heller Ehrman White & McAuliffe LLP
                          2500 Sand Hill Road, Suite 100
                          Menlo Park, California 94025
                          Attn:  Kyle Guse

                  or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

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          (d)  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either of the parties hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to any equity securities that replace or are issued in exchange for Sonic common stock. This Agreement is not intended to confer any rights or remedies hereunder upon any other Person except the parties hereto.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents. The parties hereby waive trial by jury in connection with any action or suit under this Agreement or otherwise arising from the relationship between the parties hereto.

          (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) If any provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (h) The section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall mean "including without limitation."

          (i) This Agreement, the Asset Purchase Agreement and the other "Transactional Agreements" referenced in the Asset Purchase Agreement embody the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement.

          (j) From time to time, at either party's request and without further consideration, the other party hereto shall execute and deliver such additional documents and take such other actions as may be necessary or desirable to effectuate the provisions of this Agreement.

          (k) Each party to this Agreement has been represented by counsel during the preparation and negotiation of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder
Agreement to be executed by their duly authorized officers as of the date first written above.

                                             SONIC SOLUTIONS



                                             By: /s/ Clay Leighton
                                                 ------------------------------
                                             Name:  A. Clay Leighton
                                             Title: Senior Vice President

                                             DAIKIN INDUSTRIES, LTD.



                                             By:  /s/ Kiyoshi Nakajima
                                                 ------------------------------

                                             Name:   Kiyoshi Nakajima
                                                   ----------------------------

                                             Title:  General Manager -
                                                     Electronics Division
                                                    ---------------------------



                  [SIGNATURE PAGE TO SHARHOLDERS' AGREEMENT]

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